SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2005
S&T BANCORP, INC., THRIFT PLAN FOR EMPLOYEES OF S&T BANK
(Exact name of registrant as specified in its charter)
Pennsylvania	0-12508	25-1434426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
43 South 9th Street, Indiana, PA		15701
(Address of principal executive offices)		(Zip code)
800-325-2265
Registrant's telephone number, including area code:

Item  4.01  Changes in Registrant's Certifying Accountant.

  Previous independent accountants.

    On June 10, 2005, the Registrant notified Ernst & Young LLP that the firm was dismissed as the independent accountants of the Thrift Plan for Employees of S&T Bank (the "Registrant") effective immediately.

    The reports of Ernst & Young LLP on the financial statements of the Registrant for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

    The decision to change accountants was approved by the members of the Audit Committee of the Board of Directors of S&T Bank.

    In connection with its audits for the two most recent fiscal years and through June 10, 2005, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

    During the two most recent fiscal years and through June 10, 2005, there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

    The Registrant provided Ernst & Young LLP with a copy of this Current Report on Form 8-K no later than the date this report was filed with the Securities and Exchange Commission and has requested that Ernst & Young LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed herein as Exhibit 99.1 to this Current Report on Form 8-K.

  New independent accountants.

Effective on June 10, 2005, the Registrant engaged Schneider Downs & Co., Inc. as its new independent accountants of the Thrift Plan for Employees of S&T Bank effective immediately. Prior to its appointment as independent accountants, Schneider Downs & Co., Inc. had not been consulted by the Registrant on any of the matters referenced in Regulation S-K Item 304(a)(2).

Item  9.01.  Financial Statements and Exhibits.

  Financial statements of business acquired.

  Not applicable.

  Proforma financial information.

  Not applicable.

  Exhibits.

99.1 Letter of Ernst & Young LLP as to change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thrift Plan for Employees of S&T Bank
By:	/s/ Robert E. Rout Senior Executive Vice President, Chief Financial Officer and Secretary

Dated: June 15, 2005